UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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DECKERS OUTDOOR CORPORATION

(Name of Registrant as Specified In Its Charter)

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Leading Independent Proxy Advisory Firms Glass Lewis and ISS Recommend

Deckers Stockholders Vote Deckers’ White Proxy Card

Glass Lewis Recommends that Deckers Stockholders Vote “FOR” ALL of Deckers’ Director Nominees on the WHITE Proxy Card

ISS Acknowledges Significant Risks of a Loss of Board Continuity in Recommending that Deckers Stockholders Vote on the WHITE Proxy Card

GOLETA, Calif. – December 1, 2017 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced that leading proxy advisory firms Glass Lewis & Co. (“Glass Lewis”) and Institutional Shareholder Services (“ISS”) recommend that Deckers stockholders vote on the WHITE proxy card for Deckers’ highly qualified and experienced director nominees at the 2017 Annual Meeting of Stockholders to be held on December 14, 2017.

Glass Lewis recommends that Deckers stockholders vote “FOR” ALL of Deckers’ director nominees on the WHITE proxy card. In its report, Glass Lewis stated1:

“…[w]e ultimately come away with the sense that the current Deckers board has a firm handle and deeply engaged understanding of the opportunities and challenges facing the business and how to address them in a timely and sustainable manner.”

“…[w]e believe Marcato has failed to establish a sufficient case for the extensive, majority board change it has sought throughout this proxy contest. In our view, the Company appears to have the right board and plan in place for Deckers at this pivotal juncture for both the Company and the retail and branded products industry.”

“The Company’s strategic and cost savings initiatives implemented both before and since Marcato arrived on the scene have begun to show positive results in terms of margin improvement and growth. Thus, now does not appear to be an appropriate time for shareholders to support an overhaul of the board proposed by a shorter-term shareholder advocating an alternative plan that is centered on dismantling the strategies put in place in recent years by the current board and on more aggressively pursuing cost savings, store closures or other financially short-sighted initiatives, all of which would likely derail the progress made by the Company and potentially be value destructive.”

“We find the board’s strategy to be prudent and well-reasoned and we are encouraged by the recent positive results as the management team has begun to execute on the Company’s plan. We also consider the current board to have the requisite and relevant assortment of skills and experience among its members to continue to oversee a proper direction for the Company, recognizing that the board intends to appoint at least two new directors with additive skills within the next year.”

1 Permission to use quotations neither sought nor obtained.

“Further, while we see no case for shareholders to support a board overhaul, we also see limited -- if truly any -- cause for shareholders to seriously consider using this opportunity afforded by Marcato’s nomination to support incremental board changes.”

In making its recommendation, ISS stated2:

“…The dissident has failed to justify its control of the board by failing to provide either a detailed business plan for the company going forward or a contingency plan that identifies a qualified and credible new management team should management continuity become an issue.”

“…The dissident has also come to the table without clearly demonstrating that major downside risks had been thoroughly considered and, to a reasonable extent, could be managed by the dissident following the election of a majority slate. Said another way, the dissident may have overreached by nominating a majority slate.”

Commenting on the Glass Lewis and ISS reports, which both recommend Deckers stockholders vote on the WHITE proxy card, Deckers issued the following statement:

The recommendation from Glass Lewis to support ALL of Deckers’ highly qualified director nominees shows that Glass Lewis recognizes Deckers’ significant progress and stockholder value creation under the current Board and management team and reaffirms that Deckers has the right Board and the right strategy to deliver value for all stockholders.

We are pleased that ISS has recommended that Deckers stockholders vote on the WHITE proxy card. The Board recommends that stockholders elect ALL of Deckers’ highly-qualified and experienced director nominees—John M. Gibbons, Karyn O. Barsa, Nelson C. Chan, Michael F. Devine III, John G. Perenchio, David Powers, James E. Quinn, Lauri M. Shanahan and Bonita C. Stewart.

ISS states that it cannot support Marcato’s dissident slate due to two main factors: (1) the fact that robust contingency planning is missing from Marcato’s case and (2) the risk of whole board replacement would very likely be disruptive to stockholder value.

ISS later states, “The potential downside risk of losing all board continuity—especially the potential of losing management continuity at the beginning of the company’s highest-volume, make-or-break sales season without the reassurance of a competent team-in-waiting—outweighs the risk of allowing the incumbents to attempt implementation of the company’s current plan for another year, and therefore is simply too great to justify direct support of the dissident.”

The Deckers Board and management team have a proven track record of taking decisive action to position Deckers for enhanced stockholder value. Under the guidance and oversight of the current Board, Deckers continues to successfully execute its transformation strategy by streamlining its cost structure, optimizing its retail strategy, focusing on profitable growth and executing the most significant stock repurchase program in our history. This transformation is already driving results, and Deckers is positioned as a stronger and more focused company.

2 Permission to use quotations neither sought nor obtained.

In contrast, Marcato is pushing a short-term agenda that will not only disrupt our momentum, but will also risk Deckers’ health and sustainability. Replacing members of the Deckers’ Board now with any of Marcato’s nominees—all of whom are unvetted and lack the relevant experience critical to our business—would be damaging and destructive.

This is a crucial moment for Deckers in the midst of one of the most dynamic retail environments in history. The markets recognize that our transformation is working and is the right path for Deckers. Our Board continues to be a significant agent of change in this transformation. We firmly believe Deckers has the right Board, the right strategy and the right management team to continue executing on our transformation plan, drive stockholder value and position Deckers for continued success.

On November 27, 2017, Deckers announced that it intends to appoint at least two new independent directors prior to its 2018 Annual Meeting of Stockholders (expected to be held in September 2018) in keeping with its commitment to meet the needs of its consumers, win in the marketplace and deliver value to stockholders. The appointment of new directors will coincide with an equal number of retirements from the existing Board.

Deckers reminds stockholders that their vote is extremely important, no matter how many shares they own. The Deckers Board unanimously urges stockholders to protect the value of their investment by using the WHITE proxy card to vote “FOR” ALL of Deckers’ director nominees. The Deckers Board advises all stockholders to simply discard any Gold proxy card or other proxy materials received from Marcato. Instead, to follow the Board’s recommendation, stockholders should use the WHITE proxy card to vote “FOR” all of Deckers’ director nominees.

THE ANNUAL MEETING IS FAST APPROACHING!

PLEASE VOTE TODAY BY TELEPHONE OR BY INTERNET, USING THE WHITE
PROXY CARD!

If you have questions, need assistance in voting your shares, or wish to change a prior vote, please contact:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free:

(877) 750.0625 (from the U.S. and Canada)

or

(412) 232.3651 (from other locations)

Remember, please simply discard any Gold proxy card that you may receive from Marcato. The Deckers Board does not endorse any of Marcato’s nominees and urges you to NOT submit any proxy using Marcato’s gold proxy card, even as a protest vote. A withhold vote on Marcato’s Gold proxy card will revoke any earlier proxy that you have submitted to Deckers.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding Deckers’ future strategies and cost-reduction initiatives. Deckers has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting Deckers’ business and industry and are based on information available as of the time such statements are made. Although Deckers does not make forward-looking statements unless it believes that it has a reasonable basis for doing so, Deckers cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause Deckers’ actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in Decker’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as in its other filings with the Securities and Exchange Commission.

Except as required by applicable law or the listing rules of the New York Stock Exchange, Deckers expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons that actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in Deckers’ expectations, or as a result of the availability of new information.

Investors:

Deckers Brands

Steve Fasching, 805-967-7611

VP, Strategy & Investor Relations

or

Innisfree M&A Incorporated

Arthur B. Crozier, 212-750-5833

or

Media:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Amy Feng, 415-869-3950